Exhibit 10.2

Bluerock Residential Growth REIT, Inc.

and

Computershare Inc. and

Computershare Trust Company, N.A.

as

Warrant Agent

Warrant Agreement

Dated as of November 16, 2018

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of November 16, 2018 (this “Agreement”), between Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as warrant agent (together with their respective successors and assigns, the “Warrant Agent”).

WITNESSETH

WHEREAS, the Company proposes to issue up to 500,000 units (the “Units”) in connection with the Company’s public offering (the “Series B Offering”), with each unit comprised of (i) one share of Series B Redeemable Preferred Stock (the “Series B Preferred Stock”), and (ii) one warrant (each, a “Warrant,” and collectively, the “Warrants”) to purchase 20 shares of Class A common stock of the Company, par value $0.01 (the “Common Stock”). The Units will not be certificated. The shares of Series B Preferred Stock and the Warrants are immediately detachable and will be issued separately;

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrants, and this Agreement sets forth, among other things, the form and provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree this Agreement hereby is stated in its entirety to read as follows:

Section 1

Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

“Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Business Day” means any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Exercise Price”, for any particular Warrant, means the Initial Exercise Price, as adjusted from time to time pursuant to Section 7.

“Holder” means a holder of beneficial interest in a Warrant.

“Initial Exercise Price”, for any particular Warrant, means the greater of (i) $10.00 and (ii) 120% of the VWAP for the consecutive 20 Trading Days immediately prior to the date of issuance of such Warrant.

“NYSE American” means the NYSE American exchange, formerly the NYSE MKT exchange.

“OP Units” means units of limited partnership interest in Bluerock Residential Holdings, L.P., a Delaware limited partnership, which is a subsidiary of the Company.

“Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means, (i) if the Common Stock is listed or admitted to trading on the NYSE American, a day on which the NYSE American is open for the transaction of business, (ii) if the Common Stock is not listed or admitted to trading on the NYSE American but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“VWAP” means, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on the NYSE American or on another national securities exchange or automated quotation system during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the NYSE American for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors of the Company in a commercially reasonable manner, using a volume-weighted average price method.

“Warrant Shares” means shares of Common Stock issuable upon exercise of Warrants. Initially, the number of shares of Common Stock with respect to which a Warrant may be exercised is 20.

2

Section 2

Appointment of Warrant Agent

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deems necessary or desirable.

Section 3

Issuance and Form of Global Warrant Certificate

(a)    The Company shall execute and the Warrant Agent shall countersign and deliver one or more global certificates (each, a “Global Warrant Certificate”), evidencing the Warrants, and each such Global Warrant Certificate (i) shall be registered in the name of The Depository Trust Company (the “Depository”) or of the nominee of the Depository, and (ii) shall be delivered by the Warrant Agent to the Depository or pursuant to the Depository’s instructions or held by the Warrant Agent as custodian for the Depository. Each Global Warrant Certificate shall evidence such number of Warrants as is set forth therein.

(b)    Each Global Warrant Certificate shall be substantially in the form set forth in Exhibit A attached hereto. The Global Warrant Certificate may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules and regulations of the Depository, any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Global Warrant Certificate, as evidenced by their execution of the Global Warrant Certificate, which shall be reasonably acceptable to the Warrant Agent.

(c)    The Company shall supply the Warrant Agent with an opinion of counsel indicating that the Warrants and any shares of Common Stock issued upon exercise thereof were registered under the Securities Act or issued pursuant to an exemption from the registration requirements of the Securities Act and that the Warrants and any shares of Common Stock issued upon exercise thereof will be, when issued, validly issued, fully paid and non-assessable.

Section 4

[RESERVED]

Section 5

Transfer and Exchange of Warrants

(a)    The registration of the transfer and exchange of Warrants or beneficial interests therein shall be effected through the Depository in accordance with this Agreement and the procedures and requirements of the Depository. Such requirements shall include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. The Company may instruct the Warrant Agent from time to time that certain Warrants are subject to restrictions on transfer, in which case the Warrant Agent shall not permit the transfer of such Warrants without the consent of the Company. A Global Warrant Certificate may only be transferred as a whole, and not in part, and only by (i) the Depository to a nominee of the Depository, (ii) a nominee of the Depository to the Depository or another nominee of the Depository, or (iii) the Depository or any such nominee to a successor Depository or its nominee.

3

(b)    To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile or other electronic submission, each Global Warrant Certificate. No service charge shall be made for any registration of transfer or exchange. Any transfer tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder. All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(c)    If any Global Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for, and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate and an affidavit and the posting of an open penalty surety bond satisfactory to it. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

(d)    Notwithstanding anything to the contrary contained herein, no Person may Beneficially Own or Constructively Own more than 9.8% of the outstanding Warrants, or such other percentage as determined by the Board of Directors in its sole and absolute discretion. Any Transfer of Warrants in violation of the foregoing restriction will be subject to the provisions in Section 6.1.1(b) of the Company’s charter as though such Transfer of Warrants were a Transfer of Shares that violated the Ownership Limits. For purposes of the foregoing restriction, Warrants will be treated as though they are Shares for purposes of the definitions and other provisions in Article VI of the Company’s charter, including for purposes of the definitions of Beneficial Ownership and Constructive Ownership therein. Defined terms used in this Section 5(d) that are not otherwise defined in this Agreement shall have the meaning provided for in the Company’s charter.

Section 6

Exercise of Warrants; Mechanics of Exercise

(a)    Subject to the terms and conditions set forth herein and set forth in each Global Warrant Certificate, each Warrant shall be exercisable for 20 shares of Common Stock at the Exercise Price (subject to any adjustment pursuant to Section 7) commencing one year from the date of issuance thereof (the “Initial Exercise Date”). Such Warrant shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at the Close of Business on the third anniversary of the Initial Exercise Date (the “Expiration Date”).

4

(b)    A Holder may exercise a Warrant in whole, but not in part, by delivering, not later than 5:00 p.m. New York time, on any Business Day to the Warrant Agent at its office: (i) the exercise notice set forth in Exhibit A to the Global Warrant Certificate (the “Exercise Notice”) and (ii) payment, for the account of the Company, of an amount equal to the product of (A) the Exercise Price and (B) 20. Such payment shall be made in United States dollars by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Any Holder shall effect compliance with the requirements in clauses (i) and (ii) above through the relevant members of the Depository in accordance with the procedures of the Depository. If the Exercise Notice or the Exercise Price is received by the Warrant Agent after the Close of Business, the Warrant will be deemed to be received and exercised on the next Business Day. If the Warrant is received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of a Warrant.

(c)    Notwithstanding any provision herein to the contrary, upon any exercise, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Warrant Agent shall issue to the Holder, subject to confirmation by the Company, the number of Warrant Shares as follows (the “Cashless Exercise Ratio”):

X = Y [(A-B)/A]

where:

X = the number of shares of Common Stock to be issued to the Holder

Y = the number of shares of Common Stock with respect to which the Warrant is being exercised

A = the Fair Market Value of one share of Common Stock

B = the Exercise Price

For the purpose of computation of the Cashless Exercise Ratio, the “Fair Market Value” per share of Common Stock at any date shall be deemed to be the closing price of the Common Stock on the Trading Day immediately preceding the date on which the Exercise Notice is received in accordance with Section 6(b).

(d)    No payment or adjustment shall be made on account of any distributions or dividends on the Warrant Shares.

(e)    If less than all the Warrants evidenced by a Global Warrant Certificate surrendered are exercised, a new Global Warrant Certificate shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the new Global Warrant Certificate pursuant to the provisions of Section 3 and this Section 6.

5

(f)    The Warrant Agent shall not effect any exercise of any Warrant, and a Holder shall not have the right to exercise a Warrant to the extent that after giving effect to such issuance, the Holder would Beneficially Own or Constructively Own outstanding shares of Common Stock in excess of the Ownership Limits or Excepted Holder Limit. Defined terms used in this Section 6(f) that are not otherwise defined shall have the meaning provided for in the Company’s charter. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Ownership Limits herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder.

(g)    As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the Holder of such by same-day or next-day credit to the Depository for the account of such Holder or for the account of a participant in the Depository the Warrant Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Notice by such Holder or by the direct participant in the Depository through which such Holder is acting.

(h)    All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(i)    The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the Cashless Exercise Ratio. The number of shares of Common Stock to be issued on such exercise will be determined by the company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 6,  the Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to this Section 6, is accurate or correct.

(j)    The Warrant Agent shall forward funds received for warrant exercises in a given month by the fifth business day of the following month by wire transfer to an account designated by the Company.

6

(k)    Cost basis information.

(i)       In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as follows: $0.01 per Warrant exercised, plus the aggregate exercise price paid to acquire the shares issued in the cash exercise.

(ii)       In the event of a cashless exercise, the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company provides the Cashless Exercise Ratio to the Warrant Agent pursuant to this Section 6.

Section 7

Adjustment of Exercise Price

The Exercise Price and the Warrant Shares are subject to adjustment from time to time as set forth in this Section 7.

(a)    In case the Company shall, while any Warrants remain outstanding and unexpired, (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization (each such event being an “Adjustment Event”), then an appropriate adjustment in the number of shares of Common Stock (or other securities for which such shares of Common Stock have previously been exchanged or converted) purchasable under the Warrants shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of the warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if the Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a two-for-one stock subdivision (split) and the Exercise Price hereof immediately prior to such event was $20.00 and the number of shares of Common Stock issuable upon exercise of the Warrant was 20, the adjusted Exercise Price immediately after such event would be $10.00 and the adjusted number of shares of Common Stock issuable upon exercise of the Warrant would be 40. Any such adjustment shall be made successively whenever any event listed above shall occur. The Company agrees that it will provide the Warrant Agent with reasonable notice of Adjustment Events along with any new or amended exercise terms. Notwithstanding the foregoing, the Warrant Agent shall have no obligation under any this Agreement to determine whether an Adjustment Event has occurred or to calculate any of the adjustments set forth herein.

7

(b)    No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s). All calculations shall be made to the nearest one hundredth (1/100) of a share.

(c)    When a specified event requiring an adjustment occurs, the Company shall promptly prepare a certificate setting forth, as applicable: (i) the Exercise Price of each Warrant, and (ii) the number of Warrant Shares covering each Warrant, each as adjusted, and a brief statement of the facts accounting for such adjustment. The Company shall promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and instruct the Warrant Agent to mail a brief summary thereof to each Holder.

Section 8

Certain Representations; Reservation and

Availability of Shares of Common Stock

(a)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    As of the date hereof, the authorized capital stock of the Company consists of (i) 747,586,185 shares of Common Stock, of which (A) 23,705,905 shares of Common Stock are issued and outstanding, (B) 4,500,000 shares of Common Stock are reserved for issuance upon exercise of warrants for the purchase of Common Stock issued pursuant to that certain Amended and Restated Warrant Agreement dated November 4, 2016 by and between the Company and the Warrant Agent, as amended (the “Original Warrants”), (C) 8,700,000 shares of Common Stock are reserved for issuance upon exercise of warrants for the purchase of Common Stock issued pursuant to that certain Warrant Agreement dated November 15, 2017 (the “Follow-On Warrants”), (D) 10,000,000 shares of Common Stock are reserved for issuance pursuant to the exercise of the Warrants, and (E) 1,550,000 shares of Common Stock are authorized for issuance upon exercise of an award made under an equity incentive plan, (ii) 76,603 shares of Class C common stock (“Class C Common”) of which 76,603 shares of Class C Common are issued and outstanding, and (iii) 250,000,000 shares of preferred stock, $0.01 par value per share, of which (A) 10,875,000 shares have been classified as shares of Series A Cumulative Redeemable Preferred Stock, of which 5,721,460 shares are issued and outstanding, (B) 1,225,000 shares have been classified as shares of Series B Redeemable Preferred Stock, of which 279,872 shares have been issued (with 1,889 shares of Series B Redeemable Preferred Stock having been redeemed by the Company, leaving 277,983 shares of Series B Redeemable Preferred Stock outstanding), (C) 4,000,000 shares have been classified as Series C Cumulative Redeemable Preferred Stock, of which 2,323,750 shares are issued and outstanding, and (D) 4,000,000 shares have been classified as Series D Cumulative Preferred Stock, of which 2,850,602 shares are issued and outstanding. As of the date hereof, there are no Warrants issued and outstanding and 279,867 collective Original Warrants and Follow-On Warrants issued and outstanding for the purchase of 5,597,340 shares of Common Stock, and otherwise there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company, other than the rights of holders of OP Units to convert their OP Units into shares of Common Stock.

8

(c)    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d)    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Global Warrant Certificate or the Warrant Shares. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of a Global Warrant Certificate or the issuance of Warrant Shares in a name other than that of the Holder until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due.

Section 9

Fractional Shares of Common Stock

(a)    The Company shall not issue fractions of Warrant Shares. Whenever any fraction of Warrant Shares would otherwise be required to be issued or distributed, (i) a cash adjustment shall be paid in respect of such fraction in an amount equal to such fraction multiplied by the Exercise Price, or (ii) the actual issuance or distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of half of a share being rounded up.

(b)    The Holder, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant Share.

Section 10

Holder Not Deemed a Stockholder

No Holder or record holder of a Global Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Global Warrant Certificate be construed to confer upon the Holder or record holder of a Global Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or distributions or subscription rights, or otherwise, until such Warrant(s) evidenced by such Global Warrant Certificate shall have been exercised in accordance with the provisions hereof.

9

Section 11

The Warrant Agent

(a)    The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, as set forth in the Fee Schedule provided to the Company and attached hereto as Schedule 1.

(b)    The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct.

(c)    Promptly after the receipt by the Warrant Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Warrant Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing. The Company shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding. For the purposes of this Section 11, the term “expense or loss” means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Warrant Agent, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

(d)    The Warrant Agent shall be responsible for and shall indemnify and hold the Company harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the Warrant Agent’s refusal or failure to comply with the terms of this Agreement, or which arise out of Warrant Agent’s negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Warrant Agent hereunder, for which the Warrant Agent is not entitled to indemnification under this Agreement; provided, however, that Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid under this Agreement by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

10

(e)    Promptly after the receipt by the Company of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Company shall, if a claim in respect thereof is to be made against the Warrant Agent, notify the Warrant Agent thereof in writing. The Warrant Agent shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding. For the purposes of this Section 11, the term “expense or loss” means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Company, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.

(f)    Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 12

Purchase or Consolidation or Change of Name of Warrant Agent

(a)    Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Global Warrant Certificates so countersigned; and in case at that time any of the Global Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(b)    If at any time the name of the Warrant Agent shall be changed and at such time any of the Global Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Global Warrant Certificates so countersigned; and in case at that time any of the Global Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

11

Section 13

Duties of Warrant Agent

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

(a)    The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)    Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President of the Company and by the Treasurer or any Assistant Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)    The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct pursuant to Section 11.

(d)    The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Global Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Global Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Warrant Shares required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by a Global Warrant Certificate after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Global Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

12

(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(g)    The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President or any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct.

(h)    The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i)    The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 14

Change of Warrant Agent

The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the Depository by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Depository, then the Depository may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Warrant Agent and to the Company an instrument accepting such appointment hereunder and thereupon such new warrant agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as warrant agent; but if for any reason it becomes necessary or expedient to have the former warrant agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former warrant agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the former Warrant Agent and each transfer agent for the Common Stock, and shall forthwith mail notice thereof to the registered Holders at their addresses as they appear on the registry books. Failure to file or mail such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

13

Section 15

Issuance of New Global Warrant Certificates

Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Global Warrant Certificate(s) evidencing the Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under Global Warrant Certificate(s) made in accordance with the provisions of this Agreement.

Section 16

Notices

All notices, demands, approvals, consents and other communications provided for or permitted hereunder (each a “Notice”) shall be in writing and shall be sent by (a) registered or certified first-class mail (return receipt requested), (b) courier service, (c) personal delivery, or (d) telecopier (provided that, in the case of this clause (d), such Notice also is sent concurrently by another means specified above) as follows:

(a)	If to the Company, to:

Bluerock Residential Growth REIT, Inc.

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, NY 10019

(b)	If to the Warrant Agent, to:

Computershare

250 Royall Street

Canton, MA 02021

Any notice required to be delivered by the Company to the registered holder of any Global Warrant Certificate may be given by the Warrant Agent on behalf of the Company.

14

Each Notice shall be deemed to have been duly given and effective upon actual receipt (or refusal of receipt). Any party may by Notice to the other parties given in accordance with this Section 16 designate another address or person for receipt of Notices hereunder. If the address of a party has changed, then such party promptly shall by Notice to the other parties given in accordance with this Section 16 designate a new address for receipt of Notices hereunder. For the avoidance of doubt, if a Notice given in accordance with this Section 16 to a party is returned to the sender as being refused or undeliverable (or having a similar status), then such Notice to such party shall be deemed to have been duly given and effective on the date that such Notice was originally sent.

Section 17

Supplements and Amendments

The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders. As a condition precedent to the Warrant Agent’s execution of any amendment proposed by the company, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 17.

Section 18

Successors

All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 19

Benefits of this Agreement

Nothing in this Agreement shall be construed to give any Person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

Section 20

Governing Law

This Agreement and each Global Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 21

Counterparts

This Agreement may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15

Section 22

Captions

The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 23

Information

The Company agrees to promptly provide the Holders the information it is required to provide to the holders of the Common Stock, which information may be provided via the Securities and Exchange Commission's EDGAR filing system.

Section 24

Force Majeure

Notwithstanding anything to the contrary contained herein, Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 25

Confidentiality

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Legal Officer

Computershare Trust Company , N.A. and Computershare Inc.,
On behalf of both entities

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

17

Exhibit A

Form of Global Warrant Certificate

FORM OF GLOBAL WARRANT CERTIFICATE

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [                          ], 20[    ]

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, EXCHANGE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT DATED AS OF[                           ], 20[     ] (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE WARRANT AGREEMENT.  A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

NO. [ ]	[ ] WARRANTS TO PURCHASE [ ] SHARES OF COMMON STOCK

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.01 PER SHARE

CUSIP # [          ]

DISTRIBUTION DATE:  [            ], 20[        ]

This Global Warrant Certificate (this “Global Warrant Certificate”) certifies that Cede & Co., or its registered assigns, is the registered holder of the number of warrants (each a “Warrant”) of BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (the “Company”), set forth above to purchase the number of shares of Class A common stock, par value $0.01 per share (“Common Stock”), of the Company set forth above (as adjusted from time to time in accordance with the terms of the Warrant Agreement). This Global Warrant Certificate is exercisable beginning on [    ], 20[       ] (the “Initial Exercise Date”), which is one year from the date of issuance, and expires at 5:00 p.m., New York City time on [         ], 20[   ] (the “Expiration Date”) and entitles the holder upon exercise at any time, and from time to time, in whole or in part, on or after the Initial Exercise Date and prior to the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at an exercise price equal to $[   ] per share of Common Stock (the “Exercise Price”).  Each Warrant may be exercised in whole (and not in part) to purchase 20 shares of Common Stock.  The Exercise Price and the number of shares of Common Stock purchasable upon exercise of a Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be signed by its duly authorized officer as of the date set forth below.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:
Name:
Its:

Acknowledged and Agreed to

as of the date first written above:

COMPUTERSHARE INC.

By:
Name:
Title:

[Signature Page to Global Warrant Certificate]

FORM OF REVERSE SIDE OF GLOBAL WARRANT CERTIFICATE

Each Warrant evidenced by this Global Warrant Certificate is a part of a duly authorized issue of Warrants.  The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of Global Warrant Certificates.

Upon due presentment for registration of transfer and surrender of the Warrants at the office of the Warrant Agent designated for such purpose, a new Global Warrant Certificate or Global Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Global Warrant Certificate, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other charge.

Subject to Section 9 of the Warrant Agreement, the Company shall not be required to issue fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended, state securities laws or other applicable law. The Warrants do not entitle the registered holder hereof or the Holders to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be transferred pursuant to Section 5 of the Warrant Agreement, and (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(d) of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

No registration or transfer of the securities issuable pursuant to the Warrants will be recorded on the books and records of the Company or the Warrant Agent until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

EXHIBIT A

TO GLOBAL WARRANT CERTIFICATE

EXERCISE NOTICE FORM FOR HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

To be executed upon exercise of the Warrant(s)

The undersigned hereby irrevocably elects to exercise the right, represented by Global Warrant Certificate No. ___ held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase shares of Class A Common Stock (“Common Stock”) of Bluerock Residential Growth REIT, Inc. and (check one or both):

☐	herewith tenders in payment for such shares an amount of $ by certified or official bank check made payable to the order of Bluerock Residential Growth REIT, Inc. or by wire transfer in immediately available funds to an account arranged with Bluerock Residential Growth REIT, Inc.; and/or

☐	herewith tenders Warrant(s) for shares of Common Stock pursuant to the cashless exercise provision of Section 6(c) of the Warrant Agreement.

The undersigned requests that the shares of Common Stock issuable upon exercise of the Warrant(s) be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, however, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Dated: _________, 20___

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF (A) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANT(S) ON THE EXERCISE DATE, AND (B) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

Account
Name

(Please Print)

Address:

Contact
Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable): ___________________

Account from which Warrant(s) are Being Delivered: ___________________

Depository Account Number: ___________________

FILL IN IF YOUR PRIME BROKER IS PICKING UP COMMON STOCK ON YOUR BEHALF:

Exact Name that your shares of Common Stock are to be registered in:
(Please Print)

Name of DTC Participant:

DTC Participant Number:

Name of Account at DTC Participant being credited with the Common Stock:

WARRANT HOLDER DELIVERING WARRANT(S), IF OTHER THAN THE DIRECT PARTICIPANT:

Name:

Contact Name:

Address:

Telephone:

Fax:

Account from which the shares of Common Stock are to be Credited: ___________________

Depository Account Number: ___________________

FILL IN FOR DELIVERY OF THE SHARES OF COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

Name:

(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable): _______________________

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed By:

Schedule 1

Warrant Agent Proposal For

Bluerock Residential Growth REIT, Inc.

COMPUTERSHARE TRUST COMPANY, N.A.

FEE SCHEDULE TO SERVE AS

WARRANT AGENT ON BEHALF OF

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

A.	FEES FOR SERVICES *

$300.00	Acceptance Fee of each new warrant, per cusip

$150.00	Monthly Administration fee, per cusip

$75.00	Per Warrant Exercise

$25.00	Exercises requiring additional handling, each

$50.00	Requisition of funds, each

$100.00	Wire of funds, each

*Excludes out-of-pocket expenses as described in Section C, “Items Not Covered”

B.	SERVICES COVERED

•	Designating an operational team to establish Warrant Agent procedures and duties, including document review, execution of legal agreement , operations management, and on-going updates and reporting

•	Establish Warrant issue under Blue Rock Residential Growth REIT, Inc. on Computershare’s Transfer Agent record keeping system

•	Establish and coordinate Warrant exercise and transfer procedures with the Depositary Trust Company

•	Process Warrant exercise and transfer requests by issuing certificates or, if applicable, through the Direct Registration System

•	Tracking and reporting the number of warrants issued, transferred, outstanding and exercised, as required

•	Processing warrants received and converted

•	Deposit Warrant conversion checks and incoming wire transfers daily and forward all participant funds to Bluerock Residential Growth REIT

•	Providing receipt summation of checks and wire transfers received

•	Issuing and mailing stock certificates, DRS share statements and warrants, as applicable

•	Affixing legends to appropriate stock certificates, where applicable

•	Replace lost, stolen or destroyed securities in accordance with UCC guidelines and Computershare policy (subject to shareholder-paid fee and bond premium), if required

•	Process and post address changes plus mail confirmations if required

•	Obtain W-9 and W8-BEN certifications

•	Comply with SEC mandated annual lost shareholder search

•	Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•	Produce daily transfer reports and post them for online viewing

C.	ITEMS NOT COVERED

•	Items not specified in the "Services Covered" section set forth in this Agreement, including any services associated with new duties, legislation or regulatory fiatwhich become effective after the date of this Agreement (these will be provided on an appraisal basis)

•	All out-of-pocket expenses such as telephone line charges, overprinting, certificates, checks, postage, stationery, wire transfers, and excess material disposal (these will be billed as incurred)

•	DTCC’s charge for Corporate Actions Eligibility Fee

•	Reasonable legal review fees if referred to outside counsel

ASSUMPTIONS

•	Fee schedule based on up to 1,000 warrant holders and information known at this time about the transaction.

•	Significant changes made in the terms or requirements of this transaction could require modifications to this Fee schedule

E.	PAYMENT FOR SERVICES

The Project Fee will be rendered and payable upon execution of the Warrant Agent agreement.